Exhibit (h)(1)(xi)
AMENDMENT
To Transfer Agency and Service
Agreement Between
Allianz Funds Multi-Strategy Trust,
And
Boston Financial Data Services, Inc.
This Amendment is made as of this 15th day of June, 2014, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and Allianz Funds Multi-Strategy Trust (the “Fund”). In accordance with Section 17 (Additional Funds) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated October 3, 2008, as amended, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.
NOW THEREFORE, the parties agree as follows:
1.	Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated July 15, 2014;

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreements, as previously amended, shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLIANZ FUNDS MULTI-STRATEGY		BOSTON FINANCIAL DATE SERVICES, INC.

By: Name:	/s/ Julian F. Sluyters Julian F. Sluyters	By: Name:	/s/ Joseph M. Filardo Joseph M. Filardo
Title:	President	Title:	Vice President

SCHEDULE A
Dated: July 15, 2014
ALLIANZ FUNDS MULTI-STRATEGY TRUST
AllianzGI Behavioral Advantage Large Cap Fund
AllianzGI Best Styles Global Equity Fund
AllianzGI China Equity Fund
AllianzGI Convertible Fund
AllianzGI Emerging markets Debt Fund
AllianzGI Global Allocation Fund
AllianzGI Global Fundamental Strategy Fund
AllianzGI Global Growth Allocation Fund
AllianzGI Global Managed Volatility Fund
AllianzGI Global Water Fund
AllianzGI High Yield Bond Fund
AllianzGI International Small-Cap Fund
AllianzGI Micro Cap Fund
AllianzGI Multi-Asset Real Return Fund
AllianzGI NFJ Emerging Markets Value Fund
AllianzGI NFJ Global Dividend Value Fund
AllianzGI NFJ International Small-Cap Value Fund
AllianzGI NFJ International Value II Fund
AllianzGI Retirement 2015 Fund
AllianzGI Retirement 2020 Fund
AllianzGI Retirement 2025 Fund
AllianzGI Retirement 2030 Fund
AllianzGI Retirement 2035 Fund
AllianzGI Retirement 2040 Fund
AllianzGI Retirement 2045 Fund
AllianzGI Retirement 2050 Fund
AllianzGI Retirement 2055 Fund
AllianzGI Retirement Income Fund
AllianzGI Short Duration High Income Fund
AllianzGI Structured Return Fund (f/k/a AllianzGI Structured Alpha Fund)
AllianzGI Ultra Micro Cap Fund
AllianzGI U.S. Equity Hedged Fund
AllianzGI U.S. Small-Cap Growth Fund

[1]	Fund scheduled to become effective on September 2, 2014